UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 13, 2006
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Amendments to the Supplemental Executive Retirement Plan
Credit Agreement, dated as of June 13, 2006
First Amendment and Waiver, dated as of June 13, 2006
Press Release dated June 13, 2006

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
     The information set forth under Item 2.03 below is incorporated herein by reference.
     On June 15, 2006, the Organization and Compensation Committee of the Board of Directors of Visteon Corporation (the “Company”) approved amendments to the Visteon Corporation Supplemental Executive Retirement Plan (the “SERP”), effective as of June 30, 2006, designed to align the SERP with changes to the Company’s qualified retirement program. Pursuant to the amendments, eligible participants will no longer accrue service under the Company’s traditional SERP benefit formula after June 30, 2006, and instead will accrue future service under the Company’s BalancePlus SERP benefit formula. Further, the amendments provide that certain benefit eligibility requirements of the Company’s BalancePlus SERP will be applied to all SERP participants. Finally, the amendments update certain benefit and eligibility provisions to be consistent with recent changes to the Company’s management structure and incentive compensation levels. The foregoing description of the SERP amendments is qualified in their entirety by reference to the text of such amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 1.02. Termination of a Material Definitive Agreement.
     The information set forth under Item 2.03 below is incorporated herein by reference.
SECTION 2 – FINANCIAL INFORMATION
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 13, 2006, the Company entered into a Credit Agreement (the “Credit Agreement’) with a syndicate of financial institutions, including JPMorgan Chase Bank, N.A., as administrative agent, and Citicorp USA, Inc., as syndication agent, which provides for an $800 million secured term loan. The Company borrowed the full $800 million upon closing, which will be used for general corporate purposes and to repay approximately $650 million of existing borrowings and interest under existing credit facilities. This borrowing will bear interest at a Eurodollar rate plus 3% and will mature on June 13, 2013.
     Subject to limited exceptions, each of the Company’s direct and indirect, existing and future, domestic subsidiaries acts as guarantor for the Credit Agreement. The obligations under the Credit Agreement are secured by a first-priority lien on certain assets of the Company and most of its domestic subsidiaries, including intellectual property, intercompany debt, the capital stock of nearly all direct and indirect domestic subsidiaries, and 65% of the stock of certain first tier foreign subsidiaries, as well as a second-priority lien on substantially all other material tangible and intangible assets of the Company and most of its domestic subsidiaries. The terms relating to the Credit Agreement specifically limit the obligations to be secured by a security interest in certain U.S. manufacturing properties and intercompany indebtedness and capital stock of U.S. manufacturing subsidiaries in order to ensure that, at the time of any borrowing under the Credit Agreement and other credit lines, the amount of the applicable borrowing which is secured by such assets (together with other borrowings which are secured by such assets and obligations in respect of certain sale-leaseback transactions) do not exceed 15% of Consolidated Net Tangible Assets (as defined in the indenture applicable to the Company’s outstanding bonds and debentures).
     The Credit Agreement contains, among other things, mandatory prepayment provisions for certain asset sales, recovery events and debt incurrence, covenants, representations and warranties and events of default customary for facilities of this type. Such covenants include certain restrictions on the incurrence of additional indebtedness, liens, acquisitions and other investments, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other repurchases in respect of capital stock, voluntary prepayments of certain other indebtedness, capital expenditures, transactions with affiliates, changes in fiscal periods, hedging arrangements, lines of business, negative pledge clauses, subsidiary distributions and the activities of certain holding company subsidiaries, subject to certain exceptions.
     Under certain conditions amounts outstanding under the Credit Agreement may be accelerated. Bankruptcy and insolvency events with respect to us or certain of our subsidiaries will result in an automatic acceleration of the indebtedness under the Credit Agreement. Subject to notice and cure periods in certain cases, other events of default under the Credit Agreement will result in acceleration of indebtedness under the Credit Agreement at the option of the lenders. Such other events of default include failure to pay any principal, interest or other amounts when due, failure to comply with covenants, breach of representations or warranties in any material respect, non-payment or acceleration of other material debt, entry of material judgments not covered by insurance, or a change of control of the Company.
     On June 13, 2006, the Company also entered into a First Amendment and Waiver (the “Amendment”) to its Second Amended and Restated Credit Agreement, dated as of January 9, 2006 (the “Restated Credit Agreement”), to permit the transactions contemplated by the Credit Agreement and to reduce the amount available for borrowings by the Company under the Restated Credit Agreement to $500 million. The Company also terminated its Amended and Restated Five-Year Term Loan Credit Agreement, dated as of June 24, 2005, as amended, as of June 13, 2006.
     The foregoing descriptions of the Credit Agreement and the Amendment are qualified in their entirety by reference to the text of the respective documents, copies of which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K, respectively. The Company’s press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Some of the financial institutions party to the Credit Agreement and the Amendment and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, brokerage, trustee and other financial advisory services in the ordinary course of business for the Company and its subsidiaries for which they have received, and will receive, customary fees and commissions.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
10.1	Amendments to the Visteon Corporation Supplemental Executive Retirement Plan, effective as of June 30, 2006.

10.2	Credit Agreement, dated as of June 13, 2006, among the Company, the several banks and other financial institutions or entities from time to time party thereto, Credit Suisse Securities (USA) LLC and Sumitomo Mitsui Banking Corporation, as co-documentation agents, Citicorp USA, Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

10.3	First Amendment and Waiver, dated as of June 13, 2006, to the Second Amended and Restated Credit Agreement, dated as of January 9, 2006, among the Company, the several banks and other financial institutions or entities from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citicorp USA, Inc., as syndication agent.

99.1	Press release dated June 13, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: June 19, 2006	By:	/s/ John Donofrio

John Donofrio
Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendments to the Visteon Corporation Supplemental Executive Retirement Plan, effective as of June 30, 2006.

10.2	Credit Agreement, dated as of June 13, 2006, among Visteon Corporation, the several banks and other financial institutions or entities from time to time party thereto, Credit Suisse Securities (USA) LLC and Sumitomo Mitsui Banking Corporation, as co-documentation agents, Citicorp USA, Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

10.3	First Amendment and Waiver, dated as of June 13, 2006, to the Second Amended and Restated Credit Agreement, dated as of January 9, 2006, among Visteon Corporation, the several banks and other financial institutions or entities from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citicorp USA, Inc., as syndication agent.

99.1	Press Release dated June 13, 2006.